UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2015

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

TransEnterix, Inc. (the "Company") and certain of its subsidiaries are parties to that certain Amended and Restated Loan and Security Agreement, dated September 26, 2014, as amended in August 2015 and September 2015 (collectively, the ‟Loan Agreement"), with the lenders party thereto (the "Lenders") and Oxford Finance LLC, as collateral agent for the Lenders (the "Collateral Agent"). On November 13, 2015, the Company and such subsidiaries entered into the Third Amendment to the Loan Agreement pursuant to which the Lenders and the Collateral Agent agreed to increase the maximum designated amount that the Company is permitted to invest in its Italian subsidiary, TransEnterix Italia S.r.l. ("TransEnterix Italia"), subject to a limitation on the aggregate amount of cash that may be maintained at any one time by TransEnterix International, Inc. and TransEnterix Italia.

The foregoing is a summary of the Third Amendment and is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
10.1 * Third Amendment to Amended and Restated Loan and Security
Agreement, dated November 13, 2015, by and among TransEnterix,
Inc., TransEnterix Surgical, Inc. and SafeStitch LLC, as Borrower,
and Oxford Finance LLC, as Lender and Collateral Agent, and
Silicon Valley Bank, as Lender.

10.2 Amended and Restated Loan Agreement, dated September 26, 2014, among the Borrowers and the Lenders and Collateral Agent, as amended by the First Amendment thereto, dated August 14, 2015, and the Consent and Second Amendment thereto, dated September 18, 2015
(incorporated by reference, respectively, to the Company's Current
Report on Form 8-K, filed September 30, 2014 (Loan Agreement), the
Company's Current Report on Form 8-K, filed August 17, 2015 (First
Amendment) and the Company's Current Report on Form 8-K, filed
September 21, 2015 (Consent and Second Amendment)).
__________________

* filed herewith

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

November 16, 2015	By:	/s/ Joseph P Slattery

Name: Joseph P Slattery
Title: EVP & CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to A&R Loan and Security Agreement